Tauriga Sciences, Inc. Extinguishes All Further Obligations to Typenex Co-Investment LLC with One-Time Cash Payment of $230,000 USD

New York, NY, June 02, 2015 /PRNewswire/ -- Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a diversified life sciences company with interests in the natural wellness sector and in developing a proprietary synthetic biology platform technology, today announced that it has officially extinguished all further obligations to Typenex Co-Investment, LLC (“Typenex”) in exchange for a one-time cash payment of $230,000 USD. On January 16, 2015, the Company and Typenex entered into a Settlement Agreement (the “Settlement Agreement”) as fully disclosed in a Current Report on Form 8-K filed with Securities and Exchange Commission on January 23, 2015. The Settlement Agreement was entered into between the Company and Typenex to settle litigation between the parties previously disclosed in the Company’s Quarterly Report on Form 10-Q filed on November 19, 2014 regarding 70,080,714 shares of the Company’s common stock, par value $0.001, Typenex believed it was due under a purported warrant issued in connection and arising from a convertible promissory note issued by the Company to Typenex on June 24, 2013.

With the receipt of this $230,000 USD one-time cash payment, Typenex has been paid the full remaining consideration(s) and the above referenced Settlement Agreement has been forever retired. There will be no additional share issuances or share conversions owed to or delivered to Typenex at any point in the future. The final share issuance delivered to Typenex by the Company, pursuant to the Settlement Agreement, was a tranche of 10,000,000 shares on March 16, 2015.

Tauriga’s Chairman & CEO Dr. Stella Sung stated, “By extinguishing the remaining obligations to Typenex, the Company has taken important steps to both improve its capital structure and reduce the supply of shares in the marketplace. This has been a challenging situation for Tauriga, and there has been understandable investor frustration with respect to our recent share price. Throughout this period, though, management has continually focused on building the fundamentals of the business and the Company remains excited and optimistic about the opportunities to both grow existing business and launch new products.”

About Tauriga Sciences, Inc.:

Tauriga Sciences, Inc. (TAUG) is a diversified life sciences company focused on generating profitable revenues in the natural wellness sector and in developing a proprietary synthetic biology platform technology. The mission of the Company is to acquire and build a diversified portfolio of cutting edge technology assets that is capital efficient and of significant value to the shareholders. The Company’s business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. Please visit the Company’s corporate website at www.tauriga.com and the Company’s e-commerce website at www.taurigastore.com.

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

Food and Drug Administration Disclaimer: None of the statements contained in this press release regarding any of the products either offered or to be offered in the future by the Company have been evaluated by the Food and Drug Administration. Additionally, none of the products is intended to diagnose, treat, cure, or prevent any disease.

CONTACT:

Dr. Stella M. Sung,

Chairman and Chief Executive Officer

Tauriga Sciences, Inc.

www.tauriga.com

San Diego: + 1-858-353-5749

Montreal: + 1-514-840-3697

Email: ssung@tauriga.com